SUB ITEM 77QI(d)


An Amendment, dated December 19, 2008, to the Declaration of Trust of MFS Series Trust I, dated December 16, 2004, is contained in Post-Effective Amendment No. 54 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.